EXHIBIT 23.3




INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Outback Steakhouse, Inc.
Tampa, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
February 16, 2000 relating to the consolidated financial statements which appear in the 1999 Annual Report to Shareholders of Outback Steakhouse, Inc. and Affiliates, which is incorporated by reference in Outback Steakhouse, Inc. and Affiliates Annual
Report on Form 10-K for the year ended December 31, 1999.
We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
March 31, 2000